UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8 K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2018

Lightstone Value Plus Real Estate Investment Trust V, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-53650	20-8198863
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1985 Cedar Bridge Avenue, Suite 1,

Lakewood, New Jersey 08701

(Address of principal executive offices)

(Zip Code)

(888) 808-7348

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8 K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On August 9, 2018, the Company held its annual meeting of stockholders. According to the inspector of elections, a total of 12,536,658 shares of the Company’s common stock outstanding and entitled to vote were represented at the meeting in person or by proxy, representing approximately 51% of the total number of shares entitled to vote at the meeting. The voting results, as certified by the inspector of elections, are as follows:

Proposal 1 - Election of Directors.

The Company’s stockholders elected six directors of the Company to hold office until the next annual meeting of stockholders and until their successors have been duly elected and qualified. Stockholders voted as follows:

Nominee	For	Withheld	Broker Non-Votes
Andreas K. Bremer	10,005,414	695,563	1,835,681
Diane S. Detering-Paddison	10,013,915	687,062	1,835,681
Jeffrey F. Joseph	9,929,330	771,647	1,835,681
David Lichtenstein	9,948,713	752,264	1,835,681
Jeffrey P. Mayer	10,003,085	697,892	1,835,681
Cynthia Pharr Lee	9,952,425	748,552	1,835,681
Steven Spinola	9,985,889	715,088	1,835,681

Proposal 2 - Ratification of Selection of Auditors.

The stockholders ratified the appointment of EisnerAmper LLP to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2018. Stockholders voted as follows:

For	Against	Abstain	Broker Non-Votes
12,157,520	145,394	233,744	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST V, INC.

Dated: August 14, 2018	By:	/s/ Terri Warren Reynolds
Terri Warren Reynolds
Senior Vice President - Legal, General Counsel, and Secretary